UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2024

Humacyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39532	85-1763759
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2525 East North Carolina Highway 54
Durham,	NC	27713
(Address of principal executive offices)		(Zip code)

(919) 313-9633
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HUMA	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	HUMAW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under the heading “Proposal 1 – Election of Directors” in Item 5.07 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders
On June 11, 2024, Humacyte, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on two proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2024 (the “Proxy Statement”).
As of the close of business on April 24, 2024, the record date for the Annual Meeting, there were 119,084,353 shares of the Company’s common stock outstanding, each of which was entitled to one vote with respect to each proposal. A total of 70,031,441 shares of common stock, representing approximately 58.8% of the shares of common stock entitled to vote, were present in person or by proxy, constituting a quorum.
Proposal 1 – Election of Directors
The stockholders elected each of the six Class III directors who were nominated to serve until the Company’s 2027 annual meeting of stockholders or until such director’s successor is elected, or until such director’s earlier death, resignation or removal. The results of stockholders’ votes on this matter were as follows:

Nominee	For	Withheld	Broker Non-Votes
John P. Bamforth	52,445,253	319,536	17,266,652
Emery N. Brown	51,688,516	1,076,273	17,266,652
Michael T. Constantino	52,353,074	411,715	17,266,652
Keith Anthony Jones	52,437,539	327,250	17,266,652
Laura E. Niklason	52,619,777	145,012	17,266,652
Susan Windham-Bannister	52,453,022	311,767	17,266,652
As previously disclosed in the Proxy Statement, in order to achieve an equal balance of membership among the classes of directors, the Company’s board of directors (the “Board”) determined to move Drs. Bamforth and Jones from Class III with a term expiring at the 2027 annual meeting of stockholders to Class II with a term expiring at the 2026 annual meeting of stockholders. Accordingly, and to enact such change, Drs. Bamforth and Jones, who were elected as Class III Directors, resigned as directors and were immediately re-appointed by the Board as Class II directors. The resignation and re-election of Drs. Bamforth and Jones were effected solely to rebalance the Board’s classes and, for all other purposes, including any committee service and compensation, Drs. Bamforth’s and Jones’ service on the Board will be deemed to have continued uninterrupted. Following completion of the rebalancing, the Board consists of four Class I directors, four Class II directors and four Class III directors.
Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm.
The appointment of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024 was ratified. The results of stockholders’ votes on this matter were as follows:

For	Against	Abstain
69,075,479	883,816	72,146
There were no broker non-votes on this proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUMACYTE, INC.

Date: June 13, 2024	By:	/s/ Dale A. Sander
		Name:	Dale A. Sander
		Title:	Chief Financial Officer, Chief Corporate Development Officer and Treasurer
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